[GRAPHIC OMITTED]                Contact: Randy Miller, Treasurer (201) 930-9305

             FOUR GEOTEK BOARD MEMBERS RESIGN, FIVE DIRECTORS REMAIN

Montvale, New Jersey - June 12, 1998 - Geotek Communications, Inc. (NASDAQ:
GOTK) (Pacific: GEO) Chairman William Spier announced today that at a regularly scheduled meeting of its Board of Directors, the Board accepted the resignations of four of its members: Haynes G. Griffin, Winston J. Churchill, Walter E. Auch and Purnendu Chatterjee. The remaining members of the Board are William Spier, Richard T. Liebhaber, Richard Krants , Yaron Eitan, and George Calhoun.

Geotek is a provider of mobile logistics systems in eleven markets throughout the United States.

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This press release contains certain " forward-looking" statements. The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protections of such safe harbor with respect to all of such forward-looking statements. The Company's ability to predict any such projected results or to predict the effect of any legislation or other pending events on the Company's operating results is inherently uncertain. Therefore, the Company wishes to caution each reader of this report to carefully consider the specific factors discussed with such forward-looking statements and contained in the Company's Annual Report on Form 10K for the year ended December 31, 1997 and the most recent 10Q's and other filings, as such factors in some cases have affected, and in the future (together with other factors) could affect, the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.